EXHIBIT 23
                                   ----------

                         CONSENT OF ARTHUR ANDERSEN LLP



To Unity Bancorp Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 1997 and to all references to our Firm into this Form 10-KSB and into Unity Bancorp Inc.'s previously filed Registration Statement No. 333-20687 on Form S-8. It should be noted that we have not audited any financial statements of Unity Bancorp Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                                 ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 28, 1997